UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 13, 2016

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2016, the board of directors of Green Plains Inc. appointed Brett C. Riley as an independent member of the board of our general partner, Green Plains Holdings LLC. Mr. Riley will also serve as chairman of the board’s conflicts committee and member of the board’s audit committee. There are no arrangements or understandings between Mr. Riley and any other person pursuant to which Mr. Riley was appointed to the board, or transactions in which Mr. Riley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a member of the board, Mr. Riley will receive compensation under (i) the Green Plains Partners LP 2015 Long-Term Incentive Plan, which was filed as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on July 1, 2015,  and (ii) the Green Plains Holdings LLC Director Compensation Program, which was filed as Exhibit 10.8 to our quarterly report on Form 10-Q for the quarter ended June 30, 2015.

Mr. Riley led the strategy and mergers and acquisitions activities for Magellan Midstream Partners, L.P., a publicly traded master limited partnership, from June 2003 until April 2016. From 2007 to April 2016, Mr. Riley served as senior vice president, business development for Magellan GP, LLC, the general partner of Magellan Midstream Partners.  Prior to joining Magellan GP, Mr. Riley served as director, mergers and acquisitions and director, financial planning and analysis for a subsidiary of The Williams Companies, Inc. Before that, he held various finance and business development positions with MAPCO Inc. and The Williams Companies, Inc. Mr. Riley received his Bachelor of Business Administration in management from Pittsburg State University and his Master of Business Administration from the University of Tulsa.

As disclosed on March 22, 2016, the resignation of Patrick C. Eilers created a vacancy for an independent director on the partnership’s board of directors, conflicts committee and audit committee. The partnership intends to rely on the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B) to establish compliance with Listing Rules 5605(c)(2)(A) and 5615(b)(1), which require the partnership’s audit committee to have three members who satisfy the independence requirements in Nasdaq Listing Rule 5605(a)(2) within one year of its initial public offering. The partnership is actively searching for a  third independent director to serve on the board by July 1, 2016, which is required in accordance with the phase-in requirements of Rule 5615(b)(1).

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

NumberDescription

99.1Press release, dated April 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2016	GREEN PLAINS PARTNERS LP By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)